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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated February 14, 2000, except for Note 15 as to which the date is March 8, 2000 (and to all references to our Firm) included in or made a part of this registration statement.

                                                    ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Hartford, Connecticut
March 8, 2000